Exhibit 3.232

ARTICLES OF INCORPORATION

OF

TRANSCULTURAL HEALTH DEVELOPMENT, LTD.

I.

The name of this corporation is TRANSCULTURAL HEALTH DEVELOPMENT, INC.

II.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III.

The name and address in the State of California of this corporation’s initial agent for service of process is:

WILLIAM MARSHALL

2800 Neilson Way, #1708

Santa Monica, CA 90405

IV.

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is One Hundred Thousand (100,000).

Dated: August 27, 1981

/s/ William Marshall
WILLIAM MARSHALL, Incorporator

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ William Marshall
WILLIAM MARSHALL, Incorporator